Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Manger and Members
Thomas James Homes, LLC

We consent to the use in this Registration Statement on Form S-1 of our report dated June 10, 2021 relating to the consolidated financial statements of Thomas James Homes, LLC as of and for the year ended December 31, 2019, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California
September 10, 2021